Exhibit 10.1

Securities Purchase Agreement

This Securities Purchase Agreement (this “Agreement”), dated as of August 4, 2023, is entered into by and between Faraday Future Intelligent Electric Inc., a Delaware corporation (“Company”), and Streeterville Capital, LLC, a Utah limited liability company, its successors and/or assigns (“Investor”).

A. Company and Investor are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder by the United States Securities and Exchange Commission (the “SEC”).

B. Investor desires to purchase and Company desires to issue and sell, upon the terms and conditions set forth in this Agreement: (a) an Unsecured Convertible Senior Promissory Note, in the form attached hereto as Exhibit A, in the original principal amount of $16,500,000.00 (the “Note”), convertible into Class A Common Stock, $0.0001 par value per share, of Company (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in such Note; and (b) a Common Stock Purchase Warrant (the “Warrant”) in substantially the form attached hereto as Exhibit B.

C. This Agreement, the Note, the Warrant and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement, as the same may be amended from time to time, are collectively referred to herein as the “Transaction Documents”.

D. For purposes of this Agreement: “Conversion Shares” means all shares of Common Stock issuable upon conversion of all or any portion of the Note; “Warrant Shares” means all shares of Common Stock issuable upon exercise of the Warrant; and “Securities” means the Note, the Conversion Shares, the Warrant and the Warrant Shares.

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Investor hereby agree as follows:

1. Purchase and Sale of Securities.

1.1. Purchase of Securities. Company shall issue and sell to Investor and Investor shall purchase from Company the Securities. In consideration thereof, Investor shall pay the Purchase Price (as defined below) to Company via wire transfer of immediately available funds.

1.2. Closing Date. The date of the issuance and sale of the Note and Warrant pursuant to this Agreement (the “Closing Date”) shall be the date of the satisfaction (or written waiver) of the conditions set forth in Section 5 and Section 6 below. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date by means of the exchange by email of signed .pdf documents, but shall be deemed for all purposes to have occurred at the offices of Hansen Black Anderson Ashcraft PLLC in Lehi, Utah.

1.3. Purchase Price. The Note carries an original issue discount of $1,500,000.00 (the “OID”). In addition, Company agrees to pay $150,000.00 to Investor to cover Investor’s legal fees and other transaction costs incurred in connection with the purchase and sale of the Note (the “Transaction Expense Amount”). The OID will be included in the initial principal balance of the Note and the Transaction Expense amount will be reduced from the amount funded at Closing. The “Purchase Price” for the Note shall be $15,000,000.00.

1.4. Collateral for the Note. The Note shall be unsecured.

2. Investor’s Representations and Warranties. Investor represents and warrants to Company that as of the Closing Date: (i) this Agreement has been duly and validly authorized; (ii) this Agreement constitutes a valid and binding agreement of Investor enforceable in accordance with its terms; and (iii) Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the 1933 Act.

3. Company’s Representations and Warranties. Company represents and warrants to Investor that as of the Closing Date: Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted; Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, except to the extent where failure to receive such qualification or maintain such good standing would not reasonably be expected to have a material adverse effect on the financial condition of Company; Company has registered its Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is obligated to file reports pursuant to Section 13 or Section 15(d) of the 1934 Act; each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by Company and all necessary actions have been taken; this Agreement, the Note, the Warrant, and the other Transaction Documents have been duly executed and delivered by Company and constitute the valid and binding obligations of Company enforceable in accordance with their terms; subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principals of equity; the execution and delivery of the Transaction Documents by Company, the issuance of the Securities in accordance with the terms hereof, and the consummation by Company of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by Company of any of the terms or provisions of, or constitute a default under (a) Company’s formation documents or bylaws, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Company is a party or by which it or any of its properties or assets are bound, including, without limitation, any listing agreement for the Common Stock, or (c) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal, state or foreign regulatory body, administrative agency, or other governmental body having jurisdiction over Company or any of Company’s properties or assets; no further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any lender of Company is required to be obtained by Company for the issuance of the Securities to Investor or the entering into of the Transaction Documents, other than (a) any stockholder approval necessary for Company to issue shares of Common Stock in excess of 19.99% of the shares then issued and outstanding and (b) such as have been obtained; Company has filed all reports, schedules, forms, statements and other documents required to be filed by Company with the SEC under the 1934 Act on a timely basis or has received a valid extension of such time of filing and has filed any such report, schedule, form, statement or other document prior to the expiration of any such extension; except as previously disclosed in the Company’s periodic filings with the SEC under the 1934 Act, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of Company, threatened against or affecting Company before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a material adverse effect on Company or which would adversely affect the validity or enforceability of, or the authority or ability of Company to perform its obligations under, any of the Transaction Documents; Company has not consummated any material financing transaction that has not been disclosed in a periodic filing or current report with the SEC under the 1934 Act; Company is not, nor has it been at any time in the previous twelve (12) months, a “Shell Company,” as such type of “issuer” is described in Rule 144(i)(1) under the 1933 Act; with respect to any commissions, placement agent or finder’s fees or similar payments that will or would become due and owing by Company to any person or entity as a result of this Agreement or the transactions contemplated hereby (“Broker Fees”), any such Broker Fees will be made in full compliance with all applicable laws and regulations and only to a person or entity that is a registered investment adviser or registered broker-dealer; Investor shall have no obligation with respect to any Broker Fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this subsection that may be due in connection with the transactions contemplated hereby and Company shall indemnify and hold harmless each of Investor, Investor’s employees, officers, directors, stockholders, members, managers, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and reasonable and documented attorneys’ fees) and expenses suffered in respect of any such claimed Broker Fees; neither Investor nor any of its officers, directors, stockholders, members, managers, employees, agents or representatives has made any representations or warranties to Company or any of its officers, directors, employees, agents or representatives except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Company is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, employees, agents or representatives other than as set forth in the Transaction Documents; Company acknowledges that the State of Delaware has a reasonable relationship and sufficient contacts to the transactions contemplated by the Transaction Documents and any dispute that may arise related thereto such that the laws and venue of the State of Delaware, as set forth more specifically in Section 12.2 below, shall be applicable to the Transaction Documents and the transactions contemplated therein; Company acknowledges that Investor is not registered as a ‘dealer’ under the 1934 Act; and Company has performed due diligence and background research on Investor and its affiliates and has received and reviewed the due diligence packet provided by Investor. Company, being aware of the matters and legal issues described in subsections (xvi) and (xvii) above, acknowledges and agrees that such matters, or any similar matters, have no bearing on the transactions contemplated by the Transaction Documents and covenants and agrees it will not use any such information or legal theory as a defense to performance of its obligations under the Transaction Documents or in any attempt to avoid, modify, reduce, rescind or void such obligations.

4. Company Covenants. Until all of Company’s obligations under the Note are paid and performed in full, or within the timeframes otherwise specifically set forth below, Company will use reasonable best efforts at all times to comply with the following covenants: Company will timely file on the applicable deadline all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, and will take all reasonable action under its control to ensure that adequate current public information with respect to Company, as required in accordance with Rule 144 of the 1933 Act, is publicly available, and will not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination; the Common Stock shall be listed or quoted for trading on NYSE, NYSE American or Nasdaq; trading in Company’s Common Stock will not be suspended, halted, chilled, frozen, reach zero bid or otherwise cease trading on Company’s principal trading market; and Company will not enter into any agreement or otherwise agree to any covenant, condition, or obligation that locks up, restricts in any way or otherwise prohibits Company: (a) from entering into a variable rate transaction with Investor or any affiliate of Investor, or (b) from issuing Common Stock, preferred stock, warrants, convertible notes, other debt securities, or any other Company securities to Investor or any affiliate of Investor.

5. Conditions to Company’s Obligation to Sell. The obligation of Company hereunder to issue and sell the Securities to Investor at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

5.1. Investor shall have executed this Agreement and delivered the same to Company.

5.2. Investor shall have delivered the Purchase Price to Company.

5.3. Investor shall have delivered all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations.

6. Conditions to Investor’s Obligation to Purchase. The obligation of Investor hereunder to purchase the Securities at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for Investor’s sole benefit and may be waived by Investor at any time in its sole discretion:

6.1. Company shall have executed this Agreement, the Note and the Warrant and delivered the same to Investor.

6.2. Company shall have delivered to Company’s transfer agent (the “Transfer Agent”) an executed Irrevocable Letter of Instructions to Transfer Agent (the “TA Letter”) substantially in the form attached hereto as Exhibit C acknowledged and agreed to in writing by Investor.

6.3. Company shall have delivered to Investor a fully executed Officer’s Certificate substantially in the form attached hereto as Exhibit D evidencing Company’s approval of the Transaction Documents.

6.4. Company shall have delivered to Investor a fully executed Share Issuance Resolution substantially in the form attached hereto as Exhibit E to be delivered to the Transfer Agent.

7. Reservation of Shares. On the date hereof, Company will reserve with its Transfer Agent 25,000,000 shares of Common Stock from its authorized and unissued Common Stock to provide for all issuances of Common Stock under the Note (the “Share Reserve”). On September 8, 2023 and from time to time thereafter until the Note is paid in full, Company covenants and agrees to add additional shares of Common Stock to the Share Reserve with the Transfer Agent in increments of 1,000,000 shares as and when requested by Investor if the number of shares held in the Share Reserve is less than two (2) times the number of shares of Common Stock Investor would be entitled to receive upon conversion of all interest under the Note (including any Make-Whole Amount (as defined in the Note)) (“Excess Interest Shares”) plus two (2) times the number of shares Investor would be entitled to receive upon conversion of all principal under the Note (“Excess Principal Shares”, together with the Excess Interest Shares, the “Excess Shares”); provided that Company may instruct the Transfer Agent to return any Excess Shares to Company from the Share Reserve that are in excess of two and a half (2.5) times the number of shares required to convert the remaining principal and interest (at the Make-Whole Amount) of the Note in full following each conversion exercised by Investor. The foregoing right to reduce the number of shares in the Share Reserve will be exercisable by Company for three (3) Trading Days following the delivery of the applicable Conversion Shares and will be calculated using the Closing Trade Price on the date the Conversion Shares are delivered to Investor and subject to Investor’s approval (not to be unreasonably withheld) regarding the calculation of the number of shares to be released from the Share Reserve.

8. Optional Purchase of Additional Notes and Warrants. Investor has the option upon written notice to Company to purchase from time to time in one or more tranches for twelve (12) months from the Closing Date, up to $7,500,000 in aggregate (or $15,000,000 in aggregate with Company’s consent) in additional convertible senior unsecured notes and warrants on the same terms as the Note and Warrant, and each time such option to purchase is exercised, Company shall issue to Investor an additional convertible senior unsecured note and warrant on the same terms as the Note and the Warrant (any additional notes together with the Note, the “Notes”).

9. Participation in Future Financings.

9.1. From the Closing Date until the date that is the five-year anniversary of the Closing Date, upon any issuance by Company or any of its subsidiaries of Common Stock or Common Stock equivalents for cash consideration, indebtedness or a combination of units thereof other than (1) an Exempt Issuance (as defined in the Note) or (2) Excluded Stock (as defined in the Warrant) or (3) an issuance of Common Stock or Common Stock equivalents under or in connection with (i) that certain Securities Purchase Agreement, dated as of August 14, 2022 (as the same has been amended, restated, amended and restated, supplemented or otherwise modified from time to time) by and among Company, the financial institutions or other entities from time to time party thereto as purchasers and FF Simplicity Ventures LLC as agent thereunder (the “Secured SPA”) and (ii) that certain Securities Purchase Agreement, dated as of May 8, 2023 (as the same has been amended, restated, amended and restated, supplemented or otherwise modified from time to time) by and among Company and the financial institutions or other entities from time to time party thereto as purchasers (the “Unsecured SPA”), following a “Subsequent Financing” as defined in the Secured SPA or Unsecured SPA, as applicable (a “Subsequent Financing”), if Investor then owns at least $7,500,000 principal amount of Notes (when aggregated with any affiliates of Investor) then Investor shall have the right to participate in up to an amount of the Subsequent Financing equal to an amount of the Subsequent Financing such that Investor’s ownership of Company (assuming conversion of the Notes and ignoring for such purpose any conversion or exercise limitations included in the Notes) remains the same immediately following such Subsequent Financing as its ownership immediately prior to such Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing subject to this Section 9.1.

9.2. At least ten (10) days prior to the closing of the Subsequent Financing, Company shall deliver to Investor a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask Investor if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of Investor, and only upon a request by Investor, for a Subsequent Financing Notice, Company shall promptly, but no later than three (3) days after such request, deliver a Subsequent Financing Notice to Investor. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the person or persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

9.3. If Investor desires to participate in such Subsequent Financing it must provide written notice to Company by not later than 5:30 p.m. (New York City time) on the seventh (7th) day after its receipt of the Subsequent Financing Notice that Investor is willing to participate in the Subsequent Financing, the amount of Investor’s participation, and representing and warranting that Investor has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If Company receives no such notice from Investor as of such seventh (7th) day, Investor shall be deemed to have notified Company that it does not elect to participate.

10. Most Favored Nation. So long as the Note is outstanding, upon any issuance by Company of any security with a More Favorable Term (as defined below), or amendment, waiver or adjustment to any existing security that results in the granting of a More Favorable Term, then Company shall notify Investor and such More Favorable Term, at Investor’s option, will become a part of the Transaction Documents for the benefit of Investor. Additionally, if Company fails to notify Investor of any such More Favorable Term, but Investor becomes aware that Company has granted such a term to any third party, Investor may notify Company and such More Favorable Term will become a part of the Transaction Documents retroactive to the date on which such More Favorable Term was granted to the applicable third party. As used herein, “More Favorable Term” means a: (i) lower Floor Price (as defined in the Note); (ii) more favorable formula for calculating the Make-Whole Amount, including, but not limited to, a longer Maturity Date (as defined in the Note) or a higher interest rate; provided that a component or components of a make-whole formula being more favorable than the Make-Whole Amount does not trigger this clause (ii) unless the overall formula is more favorable; (iii) more favorable anti-dilution provision; or (iv) more favorable provision relating to the OID.

11. No Shorting. During the period beginning on the Closing Date and ending on the date the Note has been repaid in full or sold by Investor to a third party that is not an affiliate of Investor, neither Investor nor any of its subsidiaries, directors, officers, employees or other affiliates will directly or indirectly engage in any open market Short Sales (as defined below) of the Common Stock; provided; however, that unless and until Company has affirmatively demonstrated by the use of specific evidence that Investor is engaging in open market Short Sales, Investor shall be assumed to be in compliance with the provisions of this Section 11 and Company shall remain fully obligated to fulfill all of its obligations under the Transaction Documents; and provided, further, that (i) Company shall under no circumstances be entitled to request or demand that Investor either (A) provide trading or other records of Investor or of any party or (B) affirmatively demonstrate that Investor or any other party has not engaged in any such Short Sales in breach of these provisions as a condition to Company’s fulfillment of its obligations under any of the Transaction Documents, (ii) Company shall not assert Investor’s or any other party’s failure to demonstrate such absence of such Short Sales or provide any trading or other records of Investor or any other party as all or part of a defense to any breach of Company’s obligations under any of the Transaction Documents, and (iii) Company shall have no setoff right with respect to any such Short Sales. As used herein, “Short Sale” has the meaning provided in Rule 200 promulgated under Regulation SHO under the 1934 Act, and all short positions effected through any direct or indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), or sales or other short transactions through non-U.S. broker-dealers or foreign regulated brokers.

12. Miscellaneous. The provisions set forth in this Section 12 shall apply to this Agreement, as well as all other Transaction Documents as if these terms were fully set forth therein; provided, however, that in the event there is a conflict between any provision set forth in this Section 12 and any provision in any other Transaction Document, the provision in such other Transaction Document shall govern.

12.1. Governing Law. THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES.

12.2. Forum. EACH PARTY HERETO HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT SITTING IN DELAWARE OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, IN ANY DISPUTE, ACTION, LITIGATION OR PROCEEDING RELATING IN ANY WAY TO ANY TRANSACTION DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.11. A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by applicable law.

12.3. Jury Waiver. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

12.4. Specific Performance. Company acknowledges and agrees that Investor may suffer irreparable harm in the event that Company fails to perform any material provision of this Agreement or any of the other Transaction Documents in accordance with its specific terms. It is accordingly agreed that Investor shall be entitled to one or more injunctions to prevent or cure breaches of the provisions of this Agreement or such other Transaction Document and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which Investor may be entitled under the Transaction Documents, at law or in equity. Company specifically acknowledges that Investor’s right to obtain specific performance constitutes bargained for leverage and that the loss of such leverage would result in irreparable harm to Investor. For the avoidance of doubt, in the event Investor seeks to obtain an injunction from a court against Company or specific performance of any provision of any Transaction Document, such action shall not be a waiver of any right of Investor under any Transaction Document, at law, or in equity, including without limitation its rights to litigate any Claim pursuant to the terms of the Transaction Documents, nor shall Investor’s pursuit of an injunction prevent Investor, under the doctrines of claim preclusion, issues preclusion, res judicata or other similar legal doctrines, from pursuing other Claims in the future in a separate litigation.

12.5. Calculation Disputes. In the case of a dispute as to any determination or arithmetic calculation under the Transaction Documents, including without limitation, calculating the Outstanding Balance, Redemption Conversion Price, Conversion Shares (as defined in the Note), or VWAP (as defined in the Note) (each, a “Calculation”), Company or Investor (as the case may be) shall submit any disputed Calculation via email or facsimile with confirmation of receipt (i) within two (2) Trading Days after receipt of the applicable notice giving rise to such dispute to Company or Investor (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after Investor learned of the circumstances giving rise to such dispute. If Investor and Company are unable to agree upon such Calculation within two (2) Trading Days of such disputed Calculation being submitted to Company or Investor (as the case may be), then Investor will promptly submit via email or facsimile the disputed Calculation an independent, nationally recognized investment bank or accounting firm mutually agreed upon by Investor and Company (the “Calculating Party”). Investor shall cause the Calculating Party to perform the Calculation and notify Company and Investor of the results no later than ten (10) Trading Days from the time it receives such disputed Calculation. The Calculating Party’s determination of the disputed Calculation shall be binding upon all parties absent demonstrable error. The Calculating Party’s fee for performing such Calculation shall be paid by the incorrect party, or if both parties are incorrect, by the party whose Calculation is furthest from the correct Calculation as determined by the Calculating Party.

12.6. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

12.7. Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

12.8. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

12.9. Entire Agreement. This Agreement, together with the other Transaction Documents, contains the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters. For the avoidance of doubt, all prior term sheets or other documents between Company and Investor, or any affiliate thereof, related to the transactions contemplated by the Transaction Documents (collectively, “Prior Agreements”), that may have been entered into between Company and Investor, or any affiliate thereof, are hereby null and void and deemed to be replaced in their entirety by the Transaction Documents. To the extent there is a conflict between any term set forth in any Prior Agreement and the term(s) of the Transaction Documents, the Transaction Documents shall govern.

12.10. Amendments. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by both parties hereto.

12.11. Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (i) the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer named below or such officer’s successor, or by facsimile (with successful transmission confirmation which is kept by sending party), (ii) the earlier of the date delivered or the third Trading Day after deposit, postage prepaid, in the United States Postal Service by certified mail with receipt confirmation, or (iii) the earlier of the date delivered or the third Trading Day after mailing by express courier with receipt confirmation, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by five (5) calendar days’ advance written notice similarly given to each of the other parties hereto):

If to Company:

Faraday Future Intelligent Electric Inc.

Attn: Xuefeng Chen, CEO

18455 South Figueroa Street

Gardena, California 90248

If to Investor:

Streeterville Capital, LLC

Attn: John Fife

303 East Wacker Drive, Suite 1040

Chicago, Illinois 60601

With a copy to (which copy shall not constitute notice):

Hansen Black Anderson Ashcraft PLLC

Attn: Jonathan Hansen

3051 West Maple Loop Drive, Suite 325

Lehi, Utah 84043

12.12. Successors and Assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Investor hereunder may be assigned by Investor to its affiliates, in whole or in part, without the need to obtain Company’s consent thereto. Company may not assign its rights or obligations under this Agreement or delegate its duties hereunder, whether directly or indirectly, without the prior written consent of Investor, and any such attempted assignment or delegation shall be null and void.

12.13. Survival. The representations and warranties of Company and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of Investor. Company agrees to indemnify and hold harmless Investor and all its officers, directors, employees, attorneys, and agents for loss or damage arising as a result of or related to any breach or alleged breach by Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of reasonable and documented expenses as they are incurred, other than any claims, losses, damages, costs and expenses arising out of the bad faith, gross negligence or willful misconduct of (or material violation of the Agreement and the related documents by) the Investor and/or its officers, directors, employees, attorneys, and agents.

12.14. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

12.15. Investor’s Rights and Remedies Cumulative. All rights, remedies, and powers conferred in this Agreement and the Transaction Documents are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that Investor may have, whether specifically granted in this Agreement or any other Transaction Document, or existing at law, in equity, or by statute, and any and all such rights and remedies may be exercised from time to time and as often and in such order as Investor may deem expedient.

12.16. Waiver. No waiver of any provision of this Agreement shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

12.17. Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement and the other Transaction Documents.

12.18. Voluntary Agreement. Company has carefully read this Agreement and each of the other Transaction Documents and has asked any questions needed for Company to understand the terms, consequences and binding effect of this Agreement and each of the other Transaction Documents and fully understand them. Company has had the opportunity to seek the advice of an attorney of Company’s choosing, or has waived the right to do so, and is executing this Agreement and each of the other Transaction Documents voluntarily and without any duress or undue influence by Investor or anyone else.

12.19. Document Imaging. Investor shall be entitled, in its sole discretion, to image or make copies of all or any selection of the agreements, instruments, documents, and items and records governing, arising from or relating to any of Company’s loans, including, without limitation, this Agreement and the other Transaction Documents, and Investor may destroy or archive the paper originals. The parties hereto (i) waive any right to insist or require that Investor produce paper originals, (ii) agree that such images shall be accorded the same force and effect as the paper originals, (iii) agree that Investor is entitled to use such images in lieu of destroyed or archived originals for any purpose, including as admissible evidence in any demand, presentment or other proceedings, and (iv) further agree that any executed facsimile (faxed), scanned, emailed, or other imaged copy of this Agreement or any other Transaction Document shall be deemed to be of the same force and effect as the original manually executed document.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the undersigned Investor and Company have caused this Agreement to be duly executed as of the date first above written.

INVESTOR:

Streeterville Capital, LLC

By:	/s/ John M. Fife
John M. Fife, President

COMPANY:

Faraday Future Intelligent Electric Inc.

By:	/s/ Xuefeng Chen
Xuefeng Chen, CEO

[Signature Page to Securities Purchase Agreement]

ATTACHED EXHIBITS:

Exhibit A	Note
Exhibit B	Warrant
Exhibit C	Irrevocable Transfer Agent Instructions
Exhibit D	Officer’s Certificate
Exhibit E	Share Issuance Resolution